EXHIBIT 23.2

                          CONSENT OF JASPERS + HALL, PC



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EXHIBIT 23.2

                               JASPERS + HALL, PC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone: 303/796/0099
                                Fax: 303/796/0137


Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Re:      Captech Financial Group, Inc.
         Commission File #000-50057

Gentlemen:

We have read and agree with the comments in Item 4 of the Form 8-K of Captech Financial Group, Inc. dated May 3, 2006.


/s/ Jaspers + Hall, PC
----------------------------
Jaspers + Hall, PC
Denver, Colorado
May 4, 2006